Exhibit 10.3

Form of director Share Awards for 2026

first business FINANCIAL services, Inc.

2026 Equity Incentive Plan

Share Award Agreement

Board of Directors

The Participant specified below is hereby granted a Share award (the “Award”) by First Business Financial Services, Inc., a Wisconsin corporation (the “Company”), under the First Business Financial Services, Inc. 2026 Equity Incentive Plan as amended (the “Plan”). The Award shall be subject to the terms of the Plan and the terms set forth in this Share Award Agreement (“Award Agreement”).

(1)
Award. The Company hereby issues to Participant the number of Shares set forth below in Section 2(c), subject to the terms of this Award Agreement and the Plan.
(2)
Terms of Share Award. The following words and phrases relating to the Award shall have the following meanings:
a.
The “Participant” is ______________________________.
b.
The “Grant Date” is ______________________________.
c.
The number of Shares is ______________________.

Except for words and phrases otherwise defined in this Award Agreement, any capitalized word or phrase in this Award Agreement shall have the meaning ascribed to it in the Plan.

(3)
Holding Requirement. One hundred percent (100%) of any Shares issued to the Participant under this Award Agreement shall be subject to transfer restrictions for a period lasting from the Grant Date applicable to such Shares until such time as the Participant has satisfied the applicable target Share ownership established in the or, if later, the one- year anniversary of the Grant Date (such period, the “Hold Period”). Notwithstanding the foregoing, the Hold Period shall terminate at the end of Participant’s service as a Director on the Board. During the Hold Period applicable to any Shares, the Participant may not sell, exchange, dispose, or otherwise transfer such Shares other than to the Participant’s immediate family members or trusts, partnerships, limited liability companies or other business entities controlled by the Participant such that the transferred Shares would continue to be “beneficially owned” by such Participant during the Hold Period. The Participant must notify the Company in writing prior to any proposed transfer of Shares subject to a Hold Period. Any attempted transfer in violation of this Section 3, without prior Company consent in writing, shall be null and void and of no force or effect. For purposes of this Section 3, the term “beneficially owned” shall have the meaning ascribed to it under Rule 13d-3 of the Exchange Act.
(4)
Plan Governs. Notwithstanding any provision of this Award Agreement to the contrary, this Award Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by Participant from the office of the secretary of the Company. This Award Agreement shall be subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time. Notwithstanding any provision of this Award Agreement to the contrary, in the event of any discrepancy between the corporate records of the Company, including the Plan, and this Award Agreement, the corporate records of the Company shall control.

(5)
Not an Employment or Service Contract. Neither the Award nor this Award Agreement shall confer on Participant any rights with respect to continuance of employment or other service with the Company or a Subsidiary, nor shall they interfere in any way with any right the Company or a Subsidiary may otherwise have to terminate or modify the terms of Participant’s employment or other service at any time.
(6)
Amendment. Without limitation of Section 8 below, this Award Agreement may be amended in accordance with the provisions of the Plan and may otherwise be amended in writing by Participant and the Company without the consent of any other person.
(7)
Governing Law. This Award Agreement, the Plan and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Wisconsin, without reference to principles of conflict of laws, except as superseded by applicable federal law; and any court action commenced to enforce this Agreement shall have as its sole and exclusive venue the County of Waukesha, Wisconsin.
(8)
Clawback. The Award and any amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy (the “Policy”) or any applicable law, as may be in effect from time to time. Participant hereby acknowledges and consents to the Company’s application, implementation and enforcement of (a) the Policy and any similar policy established by the Company that may apply to Participant together with all other similarly situated participants, whether adopted prior to or following the date of this Award Agreement and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and agrees that the Company may take such actions as may be necessary to effectuate the Policy, any similar policy and applicable law, without further consideration or action.
(9)
Service on the Board of another Financial Services Organization
a.
While Participant is a director of the Company and for a period of twelve (12) months immediately following a Termination of Service, Participant will not, except on behalf of or as otherwise directed by the Company, serve as a director of another organization offering Financial Services (defined below).
b.
The term “Financial Services” as used herein shall mean products and/or services offered by the Company within the twelve (12) month period immediately preceding Participant’s Termination of Service.
c.
These covenants are effective immediately. The parties intend that this Section 9and each and all of its individual subparagraphs, provisions, and clauses are severable from any other provision of this agreement, as provided in Section 15 and are also severable from any other promise or duty owed by Participant to the Company.
d.
Participant agrees that this covenant is reasonably and properly necessary to protect the legitimate business interests of the Company. Participant acknowledges that damages for the violation of this covenant will be inadequate and will not give full, sufficient relief to the Company, and that a breach of any of these covenants will constitute irreparable harm to the Company. Therefore, Participant agrees that in the event of any violation of this covenant, the Company shall be entitled to compensatory damages and injunctive relief.
e.
Participant will reimburse and indemnify the Company for the actual costs incurred by the Company in enforcing this covenant, including, but not limited to, attorney’s fees reasonably incurred in enforcement activity.
(10)
Protection of Leadership Pool.Participant and the Company agree to the following:

a.
Participant is a director of the Company or has special skills or knowledge important to the Company or has skills that are difficult for the Company to replace.
b.
Individuals who are employed by the Company in a position of officer or manager, or above (collectively, the “Leadership Pool”) are top-level employees of the Company or have special skills or knowledge important to the Company or have skills that are difficult for the Company to replace.
c.
If Participant or any member of the Leadership Pool ceases to be so employed, the Company will have a business necessity to replace the skills lost.
d.
It takes time after a director of the caliber of Participant and/or the Leadership Pool leaves the employ of the Company to replace the skills lost; 180 days is a reasonable measure of the time needed to replace such skills.
e.
Because of Participant’s present position, Participant is in a position to assist and influence those members of the Leadership Pool with whom Participant has or had a working relationship during the immediately preceding two (2) years, or about whom/which Participant has acquired or possessed specialized knowledge (in either case, a “Restricted Person”) in choosing whether to remain with the Company and consider or accept other positions with the Company rather than choosing to seek other opportunities outside the Company. Any suggestion by Participant that a Restricted Person should seek another employment opportunity outside the Company, and any offer of another employment opportunity by another employer to a Restricted Person with the assistance of Participant, would be such assistance and influence, in derogation of Participant’s duty to the Company as a Company director.
f.
The monetary value of the loss to the Company in case Participant in fact assists or influences a Restricted Person to leave the Company for a competitor would be impossible to precisely measure. Injunctive relief for a breach of subsection (h) would also be ineffective.
g.
The parties agree that a fair estimate of the monetary value of the loss to the Company in case Participant assists or influences another employee to leave the Company for a competitor would be 50% of Participant’s prior calendar year’s total director fees paid.
h.
In consideration of this Agreement, and of the Participant’s continued services as a director of the Company, Participant agrees that Participant will not, directly or through another, during Participant’s service as a director of the Company and for a period of one (1) year thereafter, assist or influence any Restricted Person to take a position outside the Company which is reasonably likely to pose a competitive threat to the Company.
i.
In the event of a breach by Participant of subsection (h), the stipulated damages for such breach are agreed to be 50% of Participant’s prior calendar year’s total director fees paid. This provision for stipulated damages is intended to be and is severable from the substantive obligation in subsection (h), and from the other provisions of this Agreement.
j.
Subsections (h) and (i) are solely for the purposes stated in subsections (a) through (i) and are not for the purpose of limiting the ability of Participant to compete with the Company.
k.
Participant and the Company intend that the promise by Participant in subsection (h) is separate and separable from any other obligation of Participant, and for a different purpose, and with a different remedy from the promise of Participant not to serve on the board of another Financial

Services organization or to disclose Confidential Information or Trade Secrets of the Company, under Section 9 and Section 11, respectively.
l.
These covenants are effective immediately.
m.
Participant will reimburse and indemnify the Company for the actual costs incurred by the Company in enforcing these covenants, including, but not limited to, attorney’s fees reasonably incurred in enforcement activity.
(11)
Confidentiality. In consideration of this Agreement, Participant agrees to the following:
a.
During the term of Participant’s service as a Company director, Participant has been, and will continue to be, provided with Trade Secrets and/or Confidential Information. This information has been developed at great expense to Company and is necessary for Company to conduct its business.
b.
While Participant is a Company director, Participant will not directly or indirectly use or disclose any Trade Secret or Confidential Information, except in the interest and for the benefit of Company.
c.
After Participant’s Termination of Service for any reason, Participant will not directly or indirectly use or disclose any Trade Secret.
d.
For a period of twenty-four (24) months following the Participant’s Termination of Service for any reason, Participant will not directly or indirectly use or disclose any Confidential Information. This confidentiality provision is not intended in any way to modify or limit Participant’s ongoing duty to maintain the confidentiality of information as required under federal and state laws and regulations.
e.
For purposes of this Agreement, the term “Trade Secret” has that meaning set forth under applicable law. Participant shall not disclose any information that constitutes a trade secret as defined in § 134.90, Wis. Stats. for as long as the information continues to be a trade secret or any information where disclosure is otherwise restricted by federal, state or local laws and regulations.
f.
For purposes of this Agreement, the term “Confidential Information” means all non-Trade Secret information of, about or related to Company or provided to Company by its clients, vendors and suppliers that is not known generally to the public or Company’s competitors. Confidential Information includes, but is not limited to: (i) new products, product specifications, information about products under development, research, development or business plans, financial information, client lists, vendor or supplier lists, information about transactions with clients, pricing information, information relating to costs, business records, and employment records and policies (other than Participant’s own); (ii) information that is marked or otherwise designated or treated as confidential or proprietary by Company; and (iii) information received by Company from others which Company has an obligation to treat as confidential.
g.
Notwithstanding the foregoing, the terms “Confidential Information” and “Trade Secret” do not include, and the obligations set forth in this Agreement do not apply to, any information that: (1) can be demonstrated by Participant to have been known by Participant prior to Participant’s appointment as a director of the Company; (2) is or becomes generally available to the public through no act or omission of Participant; (3) is obtained by Participant in good faith from a third party who discloses such information to Participant on a non-confidential basis without violating any obligation of confidentiality or secrecy relating to the information disclosed; or (4) is independently developed by Participant outside the scope of Participant’s role as a director of the Company without the use of Confidential Information or Trade Secrets. Nothing in this Agreement shall limit or supersede any common law, statutory or other protections of trade secrets where such protections provide the Company with greater rights or protections for a longer duration than provided in this Agreement. With respect to the disclosure of a Trade Secret and in accordance with 18 U.S.C. § 1833, Participant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a Trade Secret that (i) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, provided that, the information is disclosed solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding filed under seal so that it is not disclosed to the public. Participant is further notified that if Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Participant may disclose the Company’s Trade Secrets to Participant’s attorney and use the Trade Secret information in the court proceeding, provided that Participant files any document containing the Trade Secret under seal so that it is not disclosed to the public, and does not disclose the Trade Secret, except pursuant to court order.
h.
These covenants are effective immediately. The parties intend that this Section 11 and each and all of its individual subparagraphs, provisions, and clauses are severable from any other provision of this agreement, as provided in Section 15, and are also severable from any other promise or duty owed by Participant to the Company
i.
Participant agrees that each of these covenants is reasonably and properly necessary to protect the legitimate business interests of the Company. Participant acknowledges that damages for the violation of any of these covenants will be inadequate and will not give full, sufficient relief to the Company, and that a breach of any of these covenants will constitute irreparable harm to the Company. Therefore, Participant agrees that in the event of any violation of any of these covenants, the Company shall be entitled to compensatory damages and injunctive relief.
j.
Participant will reimburse and indemnify the Company for the actual costs incurred by the Company in enforcing any of these covenants, including, but not limited to, attorney’s fees reasonably incurred in enforcement activity.
k.
Notwithstanding anything herein to the contrary, in accordance with Rule 21F-17 under the Securities Exchange Act of 1934 and the rules promulgated thereunder, the Company shall not impede a Participant’s ability to communicate with the Securities and Exchange Commission or other governmental agencies regarding possible federal securities law violations (1) without the Company’s approval and (2) without having to forfeit or forego any resulting whistleblower awards, and the Company shall not enforce any provision of any policy to the extent such provision would be deemed to require the Company’s prior approval of such communication or forfeiture of any award, except to the extent otherwise permitted by Rule 21F-17. Furthermore, in accordance with the Illinois law, to the extent applicable, nothing in this Award Agreement shall prohibit, prevent, or otherwise restrict Participant from (y) reporting any allegations of unlawful conduct to federal, State, or local officials for investigation, including, but not limited to, alleged criminal conduct or unlawful employment practices, or (z) engaging in concerted activity to address work-related issues.
(12)
Breach of Restrictive Covenants. Except as otherwise provided by the Committee, notwithstanding any provision of the Plan to the contrary, if Participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant set forth in an Award Agreement or any other agreement between Participant and the Company, whether during or after Participant’s Termination of Service, in addition to and not in limitation of any other rights, remedies, damages, penalties or restrictions available to the Company under the Plan, an Award Agreement, any other agreement between Participant and the Company, or otherwise at law or in equity, Participant shall forfeit or pay to the Company:

a.
Any and all outstanding Awards granted to Participant, including Awards that have become vested or exercisable;
b.
Any Shares held by Participant in connection with the Plan that were acquired by Participant after Participant’s Termination of Service and within the 12-month period immediately preceding Participant’s Termination of Service;
c.
The profit realized by Participant from the exercise of any stock options and SARs that Participant exercised after Participant’s Termination of Service and within the 12-month period immediately preceding Participant’s Termination of Service, which profit is the difference between the exercise price of the stock option or SAR and the Fair Market Value of any Shares or cash acquired by Participant upon exercise of such stock option or SAR; and
d.
The profit realized by Participant from the sale, or other disposition for consideration, of any Shares received by Participant in connection with the Plan after Participant’s Termination of Service and within the 12-month period immediately preceding Participant’s Termination of Service and where such sale or disposition occurs in such similar time period.
(13)
Effect on Other Agreements. The foregoing provisions of Section 9 (Service on the Board of another Financial Services Organization), Section 10 (Protection of Leadership Pool), and Section 11 (Confidentiality) shall not be construed to supersede or alleviate any obligations of Participant to the Company with respect to any restrictive covenant, non-compete or confidentiality agreement otherwise binding on Participant, which shall remain in full force and effect to the extent provided in any such agreements, and in the event that a provision of such agreement shall conflict with any provision of this Award Agreement, Participant acknowledges and agrees that the provision which is most protective of the Company’s confidential or proprietary interests shall control. Notwithstanding the foregoing, the provisions of Section 9, Section 10and Section 11 shall supersede and replace any similar restrictions included in previous Award Agreements.
(14)
Notices. Any notice hereunder to the Company shall be addressed to it at its office, 401 Charmany Drive, Madison, WI 53719; Attention: Corporate Secretary, with a copy to the Chief Human Resources Officer, and any notice hereunder to Participant shall be addressed to the last home address of Participant on file with the Company. Either party may designate some other address at any time hereafter in writing.
(15)
Severability. In the event any provision of the Agreement is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
(16)
Waiver of Jury Trial.EXCEPT TO THE EXTENT PROHIBITED BY STATE LAW, BY SIGNING THIS AWARD AGREEMENT, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AWARD AGREEMENT, INCLUDING ANY EXHIBITS, SCHEDULES, AND APPENDICES ATTACHED TO THIS AWARD AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) IT HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY, AND (D) IT HAS DECIDED TO ENTER INTO THIS AWARD AGREEMENT IN CONSIDERATION OF, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

In witness whereof, the Company has caused this Award Agreement to be executed in its name and on its behalf, and Participant acknowledges understanding and acceptance of, and agrees to, the terms of this Award Agreement (including, but not limited to, the Waiver of Jury Trial provision set forth in Section 16), all as of the Grant Date.

First Business Financial Services, inc.

By:

Print Name:

Title:

Participant

Print Name: